                                                                   Exhibit 10.1


                              EMPLOYMENT AGREEMENT

     This Employment Agreements is made as of the 25th day of May, 2000 by and between Lightbridge, Inc., a Delaware corporation (the "Company"), and Harlan Plumley of Waban, Massachusetts (the "Employee").

     WHEREAS, the Company has hired the Employee to serve as the Vice President, Finance & Administration Chief Financial Officer and Treasurer of the Company, commencing June 5, 2000; and

     WHEREAS, the Company and the Employee desire to establish certain terms and conditions governing the Employee's employment by the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Company and the Employee agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Employee, and the Employee accepts employment with Company. The Employee's title and duties, commencing June 5, 2000, shall be those of Vice President, Finance & Administration, Chief Financial Officer and Treasurer of the Company. As such, the Employee shall report directly to the Company's President and Chief Executive Officer.

     2. TERM OF EMPLOYMENT. There shall be no definite term of employment, and Employee shall be an employee at will. However, if prior to June 5, 2001
(a) the Company terminates the Employee's employment hereunder without Cause or (b) the Employee resigns from the Company for Good Reason, the Company shall make severance payments to Employee equal to one year of Base Salary, payable over twelve (12) months. If on or after June 5, 2001 (a) the Company terminates the Employee's employment hereunder without Cause or (b) the Employee resigns from the Company for Good Reason, the Company shall make severance payments to Employee equal to six (6) months of Base Salary, payable over six (6) months. "Cause" shall mean dishonesty or misappropriation of assets of the Company, gross failure to perform duties to the Company, or the commission of a crime involving moral turpitude or constituting a felony. "Good Reason" shall mean termination of employment with the Company by the Employee upon not less than 30 days' prior written notice to the Company (to allow the Company to cure any basis for Good Reason) as a result of (i) a material diminution in the Employee's duties (for example, elimination of his responsibility to represent the Company in its relationship with the public investment community), it being understood and agreed that a Change of Control in and of itself shall not constitute "Good Reason" hereunder, (ii) a requirement to relocate from the greater Boston area, or (iii) a reduction in his Base Salary (other than as part of a general reduction in Base Salary applicable to the Company's executives). "Change of Control" shall mean a sale of the Company, including a merger of the Company with another corporation in which the stockholders of the Company immediately prior to the merger do not own at least 50% of the voting securities of the surviving corporation immediately after the merger.

     3.  COMPENSATION.

     (a) During the term of the Employee's employment hereunder, the Company shall pay the Employee a Base Salary, payable in accordance with the Company's standard schedule for salary payments to its executives (but no less frequently than monthly) in arrears, in equal installments at an annual rate equal to $180,000. At the beginning of each fiscal year, the Board of Directors shall consider in its discretion increases in the Base Salary.

     (b) The Board of Directors shall determine on an annual basis the amount of any bonus to be paid to the Employee. Bonuses will be paid out over a three-year period, with a target payout of 50% of the Employee's base salary.

     (c) In the event of a Change of Control, the vesting of all stock options granted by the Company to the Employee shall accelerate so that fifty percent (50%) of the shares not yet vested under each option as of the date of the Change of Control shall thereupon accelerate and vest.

     (d) All payments of salary and incentive compensation to the Employee shall be made after deduction of any taxes which are required to be withheld with respect thereto under applicable federal and state laws.

     4. OFFICE AND FRINGE BENEFITS. The Employee shall be provided with an office, secretary and other facilities and services commensurate with his position as a senior executive of the Company.

     5. EXPENSES. The Company shall reimburse the Employee for all reasonable business expenses incurred by the Employee in connection with his employment by the Company, including, without limitation, expenses of travel and entertainment. The Company shall promptly reimburse the Employee for all such expenses upon presentation of appropriate vouchers, receipts and other supporting documents as reasonably required by the Company.

     6. DUTY TO PERFORM SERVICES. The Employee shall devote his full time during normal business hours to rendering services to the Company hereunder, and shall exert all reasonable efforts in the rendering of such services. Nothing in this Agreement shall prohibit the Employee from:

          (a) making and managing passive investments;

          (b) serving on the Board of Directors of any company (provided the Employee notifies the Board of Directors of the Company of any such service);

          (c) participating in professional organizations; and

          (d) engaging in religious, charitable or other community or nonprofit activities, provided none of the foregoing shall interfere with Employee's duties hereunder.

     The Employee agrees that in the rendering of all services to the Company and in all aspects of his employment as a senior level executive of the Company, he will comply in all material respects with all directives, policies, standard and regulations from time to time established by the Board of Directors of the Company to the extent they are not in conflict with this Agreement.

     7. VACATIONS; HOLIDAYS; SICK TIME. The Employee shall be entitled to three (3) weeks of vacation per year, which shall accrue at the rate of
1.25 days per month. The Employee's vacation, holiday and sick leave benefits shall be in accordance with the Company's policies for senior executive officers, as in effect from time to time.

     8. OTHER AGREEMENTS. Nothing in this Agreement shall supersede or modify Employee's obligations under any existing non-competition or non-disclosure agreement with the Company or the terms of any stock option agreement between the Employee and the Company.

     9. NOTICES. All notices, requests, demands and other communications required by or permitted under this Agreement shall be in writing and shall be sufficiently delivered if delivered by hand or sent by registered or certified mail, postage prepaid, to the parties at their respective addresses listed below:

             (a) if to the Employee:

                 Harlan Plumley
                 83 Ferncroft Road
                 Waban, MA 02168

             (b) if to the Company:

                 Lightbridge, Inc.
                 67 South Bedford Street
                 Burlington, MA 01803
                 Attn: Chief Executive Officer

Any party may change such party's address by such notice to the other party.

     10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

     11. BINDING UPON SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     12. WAIVERS AND AMENDMENTS.

        (a) This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

        (b) No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

    IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.


                                       LIGHTBRIDGE, INC.

                                       By:      /s/ Pamela D.A. Reeve
                                           ------------------------------
                                           Pamela D.A. Reeve
                                           President and CEO

                                                 /s/ Harlan Plumley
                                           ------------------------------
                                           Harlan Plumley